UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                                FORM 8K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                    Date of Report: December 16, 1996


                        FARM FAMILY HOLDINGS, INC.

A Delaware Corporation  Commission File No. 1-11941  IRS No. 14-1789227

               344 Route 9W, Glenmont, New York  12077-2910
              Registrant's telephone number:  (518) 431-5000


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Item 5.  Other Events

 On December 16, 1996, Farm Family Holdings, Inc. issued a press release announcing the implementation of a voluntary early retirement program and other changes to the Company's benefit plans.


Item 7.  Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit Index

 Exhibit 99 - Press Release



Signatures
----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       FARM FAMILY HOLDINGS, INC.
                                              (Registrant)


  December 16, 1996                    /s/ Philip P. Weber
 -------------------                  -----------------------------
         (Date)                              Philip P. Weber
                                            President and CEO

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EXHIBIT 99

                                                 Timothy A. Walsh
            IMMEDIATE                            (518) 431-5410


Glenmont, New York - December 16, 1996 -- Philip P. Weber, President and CEO of Farm Family Holdings, Inc. (NYSE symbol:
FFH), today announced that the Company will implement a voluntary early retirement program and other changes to the Company's benefit plans. These moves are part of the Company's continuous expense management program. The early retirement program will result in a one time charge to earnings in the fourth quarter of 1996.

"The early retirement program is a strategic move to reduce expenses and is part of our ongoing focus on expense levels," said Mr. Weber. "This program will position Farm Family
Holdings as a stronger competitor in the insurance marketplace."
 The retirement program, approved on Friday by the Board of Directors, will be offered to over 60 employees and is slated for completion in April 1997. The Company estimates this will result in savings, net of tax, of between approximately $150,000 to $225,000 per year, or $0.03 and $0.04 per share respectively.<F1>

The one time cost of the early retirement program is expected to result in a charge to earnings, net of tax, during the fourth quarter of 1996 of approximately $600,000 or $0.11 per share.<F1> The charge is nonrecurring and over time should be offset by the savings resulting from the program.

The Board also approved changes to the Company's employee benefit plans. The Company will freeze benefits available through its defined benefit plan and enhance its defined contribution plan. As a result, the Company's employee retirement contributions will vary to a greater extent based upon the Company's profitability than the contributions previously required to fund its defined benefit plan. These changes are designed to more clearly align employees' benefits to the Company's profitability. In addition, the Board approved a stock option plan, subject to shareholder approval, and an annual incentive plan for officers.

_____________________________

[FN]
<F1> Final charge to earnings will depend upon the number and the job level of employees who elect to participate in the voluntary early retirement program and final savings will depend upon the number and the job level of employees who elect to participate in the voluntary early retirement program and costs of replacement personnel.
[/FN]


***MORE***

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Mr. Weber said the Company is also considering several
alternatives to expand Farm Family's product offerings. Some of these alternatives include mutual funds and related products.

"It is important for our agents to be able to offer a wide variety of financial planning vehicles to our clients." he said.
 "Our customers are increasingly sophisticated and look to our agents to help protect their property and investments."

In addition, the Board of Directors approved the promotion of Timothy A. Walsh to Executive Vice President - Finance &
Treasurer of the Company.

Farm Family Casualty is a specialized, regional property and casualty insurer of farms, agricultural-related businesses and residents of rural and suburban communities.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: All forward-looking information or statements contained in this press release are based on management's current knowledge of factors, all with inherent risks and uncertainties, affecting Farm Family Holdings, Inc.'s business. Actual results may differ materially if these assumptions prove invalid. Significant risk factors include the results of the voluntary early retirement program and the risk factors listed in the Company's SEC filings, including the Prospectus dated July 22, 1996, pp. 10-15.

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